                            1995 PROFIT SHARING PLAN
                             (Amended and Restated)


                                       OF


                              TRAMMELL CROW COMPANY


                         Effective as of January 1, 1996

                            1995 PROFIT SHARING PLAN
                             (AMENDED AND RESTATED)
                                       OF
                              TRAMMELL CROW COMPANY


                                I. EXISTING PLAN

     As of January 1, 1995, the existing Profit Sharing Plan of Trammell Crow Company, effective January 1, 1991 (the "Prior Plan"), was amended in its entirety by the 1995 Profit Sharing Plan of Trammell Crow Company. Effective January 1, 1996, the 1995 Profit Sharing Plan has been amended in its entirety by this 1995 Profit Sharing Plan (Amended and Restated) of Trammell Crow Company, which was adopted by the Management Board of the Company. Each Participant's Profit Sharing Account Balance or Prior Profit Sharing Account Balance as of December 31, 1995, after giving effect to all appropriate adjustments and distributions for 1994, and the balance in each Retired Participant's Amendment or Pre-Amendment Retirement Account, in either case whether positive or negative, will be accounted for and distributed in accordance with the terms of this Plan.

                                 II. DEFINITIONS

     2.1. DEFINED TERMS. For purposes of this Plan, the following terms will have the meanings set forth below:

     "AVAILABLE CASH" means, as of the last day of any Profit Sharing Period,
(a) with respect to any Profit Sharing Unit, cash and cash equivalents (as determined in accordance with GAAP) of the TCC Group attributable to that Profit Sharing Unit on the last day of the Profit Sharing Period, plus (i) that Profit Sharing Unit's portion of any dividends paid for that Profit Sharing Period in excess of the Preferred Dividends allocated to the Profit Sharing Unit by the Management Board of the Company, minus (ii) that Profit Sharing Unit's portion of principal payments to be made for the Profit Sharing Period on the Capitalization Notes allocated to that Profit Sharing Unit by the Management Board of the Company, minus (iii) any reserve balances for that Profit Sharing Unit; and (b) with respect to a Project, cash and cash equivalents (as determined in accordance with GAAP) of the TCC Group attributable to that Project on the last day of the Profit Sharing Period, minus (i) the Cumulative Shareholder Value Increase for such Project, adjusted to include the Shareholder Value Increase for that Profit Sharing Period; minus (ii) any Preferred Return Adjustment for Internal Capital for that Project, minus (iii) any reserve balances for that Project.

     "BASIC DISTRIBUTION" has the meaning set forth in Section 3.3(c)(ii).

     "BUSINESS UNIT" means any subsidiary, division, geographic business area, line of business or other unit of the company with respect to which Business Unit Increments under the Plan are calculated, as designated pursuant to Section 4.1(a).

     "BUSINESS UNIT INCREMENT" means the EBPS of a Business Unit multiplied by a Participant's Business Unit Percentage for the same Profit Sharing Period.

     "BUSINESS UNIT PERCENTAGE" means the percentage assigned to a Participant for a Business Unit during a Profit Sharing Period under Section 4.1(a).

     "BUY-SELL NOTE" means a promissory note issued by the Company to a former shareholder of the Company who has sold his stock to the Company pursuant to the Shareholders' Agreement of the Company or any other agreement.

     "BUY-SELL PAYMENT" means any principal payment made pursuant to a Buy-Sell Note.

     "CAPITALIZATION NOTE" means each of the promissory notes described on
Schedule 1 and any promissory note made by any member of the TCC Group on substantially the same terms.

     "COMMITTEE" has the meaning set forth in Section 4.2(a).

     "COMPANY" means Trammell Crow Company, a Texas close corporation.

     "CUMULATIVE SHAREHOLDER VALUE INCREASE" means the cumulative total of the Shareholder Value Increase of a Business Unit or a Project for each Profit Sharing Period, plus any additional increases or decreases to reflect changes in the underlying value of a Business Unit or Project which could be recognized by shareholders upon liquidation of the Company and all of its subsidiaries, assuming all real estate assets were sold at no profit or loss. Those additional increases or decreases may be made by the Committee in its sole discretion and may include, without limitation, the following adjustments:
(i) decreases to offset a negative Pre-Amendment Retirement Account or Retirement Account of a Retire Participant to the extent it is not likely to be offset by Project Increments, and (ii) increases to offset Vesting Adjustments under Section 3.3(b)(i).

     "CURRENT EARNINGS" means for any Profit Sharing Period (i) with respect to a Profit Sharing Unit, the total of all Business Unit Increments for Business Units and all Project Increments for Projects within that Profit Sharing Unit for that Profit Sharing Period, and (ii) with respect to a Project, the total of all Project Increments for that Project for that Profit Sharing Period.

     "CURRENT DISTRIBUTION" has the meaning set forth in Section 3.2(a).

     "CURRENT DISTRIBUTION FACTOR" means the percentage set by the Management Board of the Company under Section 4.1(d) for a Profit Sharing Unit during a Profit Sharing Period.

     "EBPS" means the Net Pre-Tax Income of a Business Unit or Project, adjusted for reserves and for the following items:

          (i)  the Preferred Return Adjustment for Shareholder Contributions;

          (ii)   the Preferred Return Adjustment for Internal Capital;

          (iii)  the Tax Adjustment for Preferred Return;

          (iv)   the Tax Adjustment for Shareholder Value Increase; and

          (v)    the Tax Adjustment for Tax Rate Changes.

     "GAAP" means generally accepted accounting principles as applied to the TCC Group in its financial statements.

     "INTERCOMPANY RATE" means the rate of interest per annum as publicly announced from time to time by Texas Commerce Bank, N.A. as its prime rate in effect at its principal office in Dallas, Texas.

     "NET PRE-TAX INCOME" means the net income (as determined in accordance with GAAP) of a Business Unit or Project during a Profit Sharing Period as adjusted as follows:

          (i) adjusted to eliminate any effect of federal, state or local income taxes or taxes similar to income taxes;

          (ii) adjusted to eliminate any effect of profit sharing, royalties and other items calculated with reference to EBPS;

          (iii) adjusted to eliminate any effect of depreciation of real estate, and to calculate gain or loss on any sale of real estate without reference to depreciation;

          (iv) adjusted to treat overborrows as income, but only to the extent neither the Company nor any member of the TCC Group other than a corporate owner of a Project has any exposure to future liability as determined by the Management Board of the Company or the chief financial officer of the Company;

          (v) adjusted to include gain on sale of real estate in Net Pre-Tax Income in proportion to and not in advance of receipt of cash; and as

          (vi) adjusted to exclude items which the Committee determines to be properly allocable only to Cumulative Shareholder Value Increase, including without limitation various extraordinary items.

In computing Net Pre-Tax Income, it is intended that all income, expense, gain and loss of the Company and of each other member of the TCC Group be reasonably allocated among the Business

Units and Projects of the appropriate Profit Sharing Units, except as expressly otherwise provided by the Committee or the Management Board of the Company.

     "NET PROFIT SHARING ACCOUNTING BALANCE" means the sum of a Participant's Prior Profit Sharing Account balances (if any) and Profit Sharing Account balances.

     "NOMINAL TAX RATE" means, with respect to a Business Unit or Project, the sum of (i) the maximum, marginal federal income tax rate which applies to corporate taxpayers, and (ii) the blended average (based on EBPS of the appropriate Profit Sharing Units and Projects) state and local income tax rate which would result if any state and local taxes of the Company were apportioned to such Business Unit or Project. For purposes of this definition, state and local taxes having an effect similar to an income or gross receipts tax (including without limitation of the Texas franchise tax) will be treated as an income tax.

     "PARTICIPANT" means a person employed by or consultant to the Company or any other member of the TCC Group who has been designated in writing as a participant in the Plan by the chief executive officer of the Company, and only those so designated, excluding Retired Participants.

     "PLAN" means the 1995 Profit Sharing Plan (Amended and Restated) of Trammell Crow Company, as amended from time to time.

     "PRE-AMENDMENT RETIREMENT ACCOUNT" has the meaning set forth in Section 3.3(a).

     "PREFERRED DIVIDENDS" means the cumulative cash dividends, payable annually to the common shareholders of the Company, at a rate of 9% per annum on the capital amount of each share of comon stock (being $963.12 per share increased by the amount of any accrued but unpaid dividends), or such other rate as the Management Board may determine in accordance with the bylaws of the Company.

     "PREFERRED RETURN ADJUSTMENT FOR INTERNAL CAPITAL" means, with respect to any Business Unit or Project, an amount agreed upon by the Business Unit or Project and another member of the TCC Group providing capital to the Business Unit or Project as a preferred return at the time capital is provided by other members of the TCC Group.

     "PREFERRED RETURN ADJUSTMENT FOR SHAREHOLDER CONTRIBUTIONS" means, with respect to any Business Unit, such Business Unit's allocable portion of the Preferred Dividends. The Preferred Return Adjustment for Shareholder Contributions will be zero as to any Project.

     "PRIOR PLAN" means the Profit Sharing Plan of Trammell Crow Company, effective as of January 1, 1991, as in effect before the 1995 Profit Sharing Plan.

     "PRIOR PROFIT SHARING ACCOUNT" means a Profit Sharing Account maintained for a Participant under the Prior Plan.

     "PLAN SHARING PERIOD" means a calendar year unless otherwise determined by the Management Board of the Company.

     "PROFIT SHARING UNIT" means a grouping of Business Units and Projects with respect to which a separate set of Profit Sharing Accounts is maintained.

     "PROJECT" means the equity interest that a member of the TCC Group owns directly in a real estate development or through an equity interest in an owner of a real estate development, as designated pursuant to Section 4.1(b).

     "PROJECT DISTRIBUTIONS" has the meaning set forth in Section 3.3(c)(iii).

     "PROJECT INCREMENT" means the EBPS of a Project multiplied by a Participant's Project Percentage for the same Profit Sharing Period.

     "PROJECT PERCENTAGE" means the percentage assigned to a Participant for a Project during a Profit Sharing Period under Section 4.1(b).

     "PSU LEADER" means the person designated to hold that position by the Management Board of the Company.

     "RELATED FORMER PROFIT SHARING UNIT" means any Profit Sharing Unit as designated under the Prior Plan that encompassed one or more Business Units or Projects that comprise a Profit Sharing Unit under this Plan.

     "RETIRED PARTICIPANT" has the meaning set forth in Section 3.3(a).

     "RETIREMENT ACCOUNT" has the meaning set forth in Section 3.3(a).

     "RETIREMENT DATE" means the earliest of the date on which the Participant:
(i) ceases to be an employee of or consultant to the Company or any other member of the TCC Group or is no longer designated as a consultant who may be a Participant; (ii) dies or is declared legally incompetent; or (iii) is certified to be substantially incapable of performing his duties by a physician reasonably acceptable to the Company.

     "SHAREHOLDER VALUE INCREASE" of any Business Unit or Project for any Profit Sharing Period means the difference between (i) Earnings Before Profit Sharing, and (ii) the sum of all gross Business Unit Increments with respect to such Business Unit (or Project Increments with respect to such Project). For purposes of this definition only, any royalty payments or other payments calculated by reference to EBPS will be treated as Business Unit Increments or Project Increments.

     "TAX ADJUSTMENT FOR PREFERRED RETURN" means, with respect to any Business Unit or Project, the product of (i) the Nominal Tax Rate, times (ii) the Preferred Return Adjustment For Shareholder Contributions.

     "TAX ADJUSTMENT FOR SHAREHOLDER VALUE INCREASE" means, with respect to any Business Unit or Project for any calendar year, an adjustment which the Committee, in its discretion, calculates to ensure that the Shareholder Value Increase is equal to an amount equal to (i) EBPS, reduced by (ii) total Business Unit Increments for such Business Unit or Project Increments for such Project,
(iii) grossed-up for income tax calculated at the Nominal Tax Rate. For purposes of this definition, any royalty payments or other payments calculated by reference to EBPS will be treated as Business Unit Increments or Project Increments.

     "TAX ADJUSTMENT FOR TAX RATE CHANGES" means, with respect to any Business Unit or Project for any calendar year, an adjustment which the Committee, in its discretion, calculates as reasonably compensating for the effect (if any) of any material reduction in federal and state income taxes rates on the amount which would be available to the shareholders of the Company if the Company sold all of its assets for their book values, immediately paid out any profit sharing balances (without regard to Vesting Adjustments) and then liquidated.

     "TCC GROUP" means the Company and its direct and indirect subsidiaries and affiliates which are wholly-owned, directly or indirectly, by the Company.


                       III. CALCULATIONS AND COMPUTATIONS

     3.1. CALCULATION OF PROFIT SHARING ACCOUNT BALANCES. Effective January 1, 1995, each Participant will have a Profit Sharing Account in each Profit Sharing Unit in which the Participant will participate as designated under Section 4.1. Each Participant's Profit Sharing Account as of January 1, 1995, will have a zero balance. Each Participant's Profit Sharing Account in a given Profit Sharing Unit and Prior Profit Sharing Account in a given Related Former Profit Sharing Unit will then be adjusted in accordance with this Plan with respect to each Profit Sharing Period.

          (a) ADJUSTMENT FOR BUSINESS UNIT AND PROJECT INCREMENTS. Promptly following a Profit Sharing Period, a Participant's Profit Sharing Account will be adjusted to reflect the operational results of each Business Unit and Project in which the Participant participates by adding the net amount (whether positive or negative) of the sum of the Participant's Business Unit Increments and Project Increments for that Profit Sharing Period.

          (b) ADJUSTMENT FOR DISTRIBUTIONS. A Participant's Profit Sharing Account balance for a Profit Sharing Unit and Prior Profit Sharing Account for a Related Former Profit Sharing Unit will be reduced by the amount of any Current Distributions or any other distributions to the Participant attributable to that Profit Sharing Unit or Related Former Profit Sharing Unit, respectively.

          (c) ADJUSTMENT FOR TAX RATE CHANGES. If corporate tax rates applicable to the Company decrease materially (as determined in the Committee's sole discretion) between the Profit Sharing Periods in which Business Unit Increments and Project Increments are calculated and the year when distributions are made to a Participant, a Participant's Profit Sharing Account balance may be decreased (in the Committee's sole discretion) in a manner reasonably intended to reflect any decreased tax benefit to the Company.

          (d) NETTING. If a Participant has a negative Prior Profit Sharing Account balance, any positive adjustments under Section 3.1(a) will be applied to the Participant's negative Prior Profit Sharing Account balance and no positive amount will be added to the Participant's Profit Sharing Account until the negative balance has been offset in whole.

          (e) OTHER ADJUSTMENTS. Profit Sharing Accounts may also be increased or decreased in such other manner as the Committee in its sole discretion deems appropriate to reflect the operations of Business Unit Percentages or Project Percentages.

     3.2. DISTRIBUTIONS TO PARTICIPANTS OTHER THAN RETIRED PARTICIPANTS.

          (a) CURRENT DISTRIBUTIONS. Except as authorized by a 70% vote of the Management Board of the Company and subject to Section 3.2(c), Participants in each Profit Sharing Unit and Related Former Profit Sharing Unit have a positive Net Profit Sharing Account Balance (after all adjustments to such balance for such Profit Sharing Period other than under Section 3.1(b)) will receive payments ("Current Distributions") of a portion of the sum of their respective Business Unit Increments and Project Increments in respect of a Profit Sharing Period. The Current Distributions for all Participants in a Profit Sharing Unit and Related Former Profit Sharing Unit will be in the aggregate an amount recommended by the PSU Leader for a Profit Sharing Unit and approved by the chief executive officer of the Company in his sole discretion, but subject in all events to the limitations of Section 3.2(c).

          (b) ALLOCATION OF CURRENT DISTRIBUTIONS. The aggregate amount of Current Distributions for a Profit Sharing Unit will be allocated among those Participants in the Profit Sharing Unit and Related Former Profit Sharing Unit who (i) are eligible to receive Current Distributions under Section 3.2(c), (ii) have positive Net Profit Sharing Account Balances, and (iii) have positive Profit Sharing Account balances for that Profit Sharing Unit or positive Prior Profit sharing Account balance for the Related Former Profit Sharing Unit. The payments will be made to those persons in proportion to, and to the extent of, their respective positive Prior Profit Sharing Account balances and positive Profit Sharing Account balances.

          (c)  LIMITATIONS ON DISTRIBUTIONS.

               (i) CURRENT EARNINGS LIMITATIONS. Except as authorized by a 70% vote of the Management Board of the Company, Current Distributions for a Profit Sharing Unit may not exceed its Current Earnings multiplied by the Current Distribution Factor for that Profit Sharing Unit.

               (ii) AVAILABLE CASH LIMITATIONS. Current Distributions for a Profit Sharing Unit may not exceed its Available Cash reduced by (1) Basic Distributions and Project Distributions to Retired Participants, and (2) an allocable portion of Buy-Sell Payments.

               (iii) NEGATIVE BALANCE LIMITATION. No Current Distribution will be made to a Participant with respect to any Profit Sharing Unit unless that Participant's Net Profit Sharing Account Balance is positive and then only to the extent of the positive balance of that Participant's Net Profit Sharing Account Balance.

               (iv) INSOLVENCY LIMITATION. To the extent that, in the judgment of the Committee, any Current Distributions would create or add to the insolvency of the members of the TCC Group corresponding to that Profit Sharing Unit or the Profit Sharing Unit (assuming such members or Profit Sharing Unit were to reimburse the Company for those distributions), such distributions will be reduced proportionately.

               (v) OVERDUE RETIREMENT DISTRIBUTION LIMITATION. As provided in Section 3.3(d), if a Retired Participant has not received distributions sufficient to reduce to zero his Pre-Amendment Retirement Account and Retirement Account balance for a Profit Sharing Unit by the fifth anniversary of his Retirement Date, Current Distributions with respect to each Profit Sharing Unit and Related Former Profit Sharing Unit related to his Retirement Account and Pre-Amendment Retirement Account will be suspended.

               (vi) BUY-SELL DISTRIBUTION LIMITATION. To the extent required by any Buy-Sell Note or other contract, Current Distributions will be suspended.

     3.3. DISTRIBUTIONS TO RETIRED-PARTICIPANTS.

          (a) EFFECT OF RETIREMENT. Upon his Retirement Date, a Participant (the "Retired Participant") will be entitled to distributions from his Pre-Amendment Retirement Account and his Retirement Account in each Profit Sharing Unit, subject to the restrictions on payment in this Plan. For purposes of the Plan, a Retired Participant's Pre-Amendment Retirement Account will initially be an amount equal to the Retired Participant's Prior Profit Sharing Account balance, and a Retired Participant's Retirement Account will initially be an amount equal to the Participant's Profit Sharing Account balance in a Profit Sharing Unit, subject to the adjustments specified in this Plan. In addition, upon retirement, a Participant will have no Business Unit Percentages after the last day of the Profit Sharing Period in which the Participant retired, but will continue to have his existing Project Percentages, except as provided in Section 3.3(b)(i).

          (b) ADJUSTMENTS TO RETIREMENT ACCOUNT. For purposes of this Plan, a Retired Participant's Pre-Amendment Retirement Account and Retirement Account will be subject to the following adjustments for each year:

               (i)  VESTING ADJUSTMENTS.

                    (1) If a Participant retires prior to the fifth December 31 first following the date on which he first became a Participant, the positive balance of his Pre-Amendment Retirement Account and Retirement Account will be reduced as follows:

                         (A) to 1% of his Prior Profit Sharing Account balance and his Profit Sharing Account balance, respectively, if he retires prior to the first December 31 first following such date;

                         (B) to 20% of his Prior Profit Sharing Account balance and his Profit sharing Account balance, respectively, if he retires prior to the second December 31 first following such date;

                         (C) to 40% of his Prior Profit Sharing Account balance and his Profit Sharing Account balance, respectively, if he retires prior to the third December 31 first following such date;

                         (D) to 60% of his Prior Profit Sharing Account balance and his Profit Sharing Account balance, respectively, if he retires prior to the fourth December 31 first following such date;

                         (E) to 80% of his Prior Profit Sharing Account balance and his Profit Sharing Account balance, respectively, if he retires prior to the fifth December 31 first following such date.

               (2) If a Participant retires prior to the fifth December 31 first following the date on which he first became a Participant, his Project Percentage will be reduced as follows:

                         (A) to 1% of his existing Project Percentage if he retires prior to the first December 31 first following such date;

                         (B) to 20% of his existing Project Percentage if he retires prior to the second December 31 first following such date;

                         (C) to 40% of his existing Project Percentage if he retires prior to the third December 31 first following such date;

                         (D) to 60% of his existing Project Percentage if he retires prior to the fourth December 31 first following such date;

                         (E) to 80% of his existing Project Percentage if he retires prior to the fifth December 31 first following such date.

     For purposes of this Section 3.3(b)(i), any person who was a Partner of the Trammell Crow Company on or before December 31, 1990 will be treated as having become a Participant on the first day of his employment by the Company, its predecessors or affiliates.

               (ii) ADJUSTMENT FOR DELAY IN PAYMENT. On a periodic basis effective as of the first day of the calendar year following his Retirement Date,(1) the Pre-Amendment Retirement Accounts of each Retired Participant will be increased by an annual amount equal to the Pre-Amendment Retirement Account balance multiplied by the Intercompany Rate, and (2) the Retirement Accounts of each Retired Participant will be increased by an annual amount equal to the Retirement Account balance multiplied by the Intercompany Rate, adjusted for fluctuations in balance and for periods of less than one year in duration.

               (iii) ADJUSTMENT FOR PROJECT INCREMENTS. The appropriate Pre-Amendment Retirement Account of each Retired Participant whose Retirement Date was before January 1, 1995, will be increased or decreased by that Retired Participant's Project Percentage multiplied by the EBPS for each Project. The appropriate Retirement Accounts of each Retired Participant whose Retirement Date is after December 31, 1994, will be increased or decreased by the Retired Participant's Project Percentage multiplied by EBPS of each Project.

               (iv) ADJUSTMENT FOR DISTRIBUTIONS. Each Retired Participant's Pre-Amendment Retirement Account balance in a given Related Former Profit Sharing Unit and Retirement Account balance in a given Profit Sharing Unit will be reduced by the amount of any distributions to such Retired Participant attributable to that Related Former Profit Sharing Unit and Profit Sharing Unit, respectively.

               (v) ADJUSTMENT FOR TAX RATE CHANGES. In the event corporate tax rates applicable to the Company decrease materially, each Retired Participant's Pre-Amendment Retirement Accounts and Retirement Accounts will be decreased in accordance with the principles of Section 3.1(c).

               (vi) OTHER ADJUSTMENTS. Other adjustments may be made to Pre-Amendment Retirement Accounts and Retirement Accounts in accordance with the principles of Section 3.1(e).

          (c)  TIMING OF DISTRIBUTIONS TO RETIRED PARTICIPANTS.

               (i) TYPES OF PAYMENT. A Retired Participant may receive two types of payments with respect to his Retirement Accounts: Basic Distributions and, if his Retirement Date is before January 1, 1995, Project Distributions. All payments are subject to the limitations of
     Section 3.3(d).

               (ii) BASIC DISTRIBUTIONS. For each Retired Participant, the Company will make payments ("Basic Distributions") for each Profit Sharing Unit and Related Former Profit Sharing Unit on the same basis as Current Distributions, with the intent to reduce the Pre-Amendment Retirement Account and Retirement Account to zero by the fifth anniversary of the Retirement Date.

               (iii) PROJECT DISTRIBUTIONS. In addition to any Basic Distributions, for each Project, the Company will make annual payments ("Project Distributions") to a Retired Participant whose Retirement Date is before January 1, 1995, and who has a positive Pre-Amendment Retirement Account balance equal to the Retired Participant's Project Percentage multiplied by the EBPS of that Project.

          (d)  LIMITATIONS ON DISTRIBUTIONS TO RETIRED PARTICIPANTS.

               (i) NEGATIVE BALANCE LIMITATION. No Project Distribution will be made to a Retired Participant with respect to a Profit Sharing Unit to the extent such Participant's Pre-Amendment Retirement Account balance in such unit is negative or would be made negative by such distribution. To the extent that a Retired Participant has a negative Pre-Amendment Retirement Account balance or Retirement Account balance, any Basic Distribution or Project Distribution to such Retired Participant from any Profit Sharing Unit or Related Former Profit Sharing Unit will first be applied to any negative balance, until that balance is increased to zero.

               (ii) AVAILABLE CASH LIMITATION. Basic Distributions to Retired Participants for a Profit Sharing Unit may not exceed 24% of the Available Cash for that Profit Sharing Unit; provided, however, beginning on the seventh anniversary of the Participant's Retirement Date, no distributions will be made to other Participants or Retired Participants in that Profit Sharing Unit or Related Former Profit Sharing Unit until such Retired Participant's Pre-Amendment Retirement Accounts and Retirement Accounts in that Profit Sharing Unit or Related Former Profit Sharing Unit are reduced to zero, except for (1) Project Distributions, to the extent not otherwise limited under this Section 3.3(d), and (2) distributions to other Retired Participants who have reached the seventh anniversary of their Retirement Date. To the extent Project Distributions would exceed the Available Cash of that Project, such distributions will be reduced proportionately among all Participants with Project Percentages in that Project to the amount of Available Cash.

               (iii) INSOLVENCY LIMITATION. To the extent that, in the judgment of the Committee, any Basic Distribution to a Retired Participant would create or add to the insolvency of a member of the TCC Group or Profit Sharing Unit (assuming such members or Profit Sharing Units were to reimburse the Company for such distribution), such distribution will be reduced proportionately among all Retired Participants who are entitled to receive that Basic Distribution to an amount that would not add to or cause such insolvency.

          (e) ACCELERATION OF PAYMENTS TO RETIRED PARTICIPANTS. Notwithstanding any other provision hereof, the Committee may in its complete discretion accelerate the schedule of Basic Distributions to any Retired Participant; provided, however, that unless unanimously approved by the Committee, such an acceleration is invalid to the extent it would cause Basic Distributions to Retired Participants in any Profit Sharing Unit to exceed 24% of Available Cash for that Profit Sharing Unit.


                          IV. ADMINISTRATIVE PROVISIONS

     4.1. DESIGNATION OF PERCENTAGES, FACTORS AND AMOUNTS.

          (a) BUSINESS UNIT PERCENTAGES. For any year in which a person is a Participant, he may be assigned a separate Business Unit Percentage for one or more Business Units; provided, however, if a Participant's Retirement Date is before the last day of a Profit Sharing Period, for purposes of calculating any adjustments to the Participant's Profit Sharing Account for that Profit Sharing Period a Participant will be deemed to continue as a Participant through the remainder of that Profit Sharing Period, but the Committee will adjust the Participant's Business Unit Percentages to reasonably reflect the period that the Participant was employed by or a consultant to the Company during that Profit Sharing Period. Designation of Business Units and Business Unit Percentages will be based upon the recommendation of the PSU Leader for the Profit Sharing Unit and determined by the chief executive officer of the Company in his sole discretion. The PSU Leader for a Profit Sharing Unit and the Profit Sharing Unit's chief financial officer (whether or not denominated as such), if a Participant, must generally be assigned the same Business Unit Percentage in every Business Unit of the corresponding Profit Sharing Unit, unless otherwise authorized by the chief executive officer of the Company.

          (b) PROJECT PERCENTAGES. Participants may be granted Project Percentages in one or more Projects in which an equity interest is owned by the TCC Group. Each Project will be assigned to a particular Profit Sharing Unit. Designation of Projects, Project Percentages and the Profit Sharing Unit in which a Project is included will be based upon the recommendation of the PSU Leader for the Profit Sharing Unit, and determined by the chief executive officer of the Company in his sole discretion. The PSU Leader of a Profit Sharing Unit may not be granted a Project Percentage in any Project which exceeds his uniform Business Unit Percentage in the corresponding Profit Sharing Unit as of the date of such assignment.

          (c) AMOUNT OF DISTRIBUTIONS. For each year, the aggregate amount of Current Distributions for any Profit Sharing Unit and of Project Distributions for any Project will be based upon the recommendation of the PSU Leader of the Profit Sharing Unit and finally determined by the chief executive officer of the Company in his sole discretion, subject to the limitations of Sections 3.2(c) and 3.3(d).

          (d) OTHER NATIONAL POLICIES. Based on recommendations of the Administrative Committee, the Management Board of the Company will for each year: (i) set Current Distribution Factors for each Profit Sharing Unit; (ii) set Business Unit Percentages and Project Percentages for certain Participants with nationwide responsibilities; and (iii) establish other policies for determinations governed by this Article IV, such as limits on the aggregate Business Unit Percentages or Project Percentages which may be assigned.

     4.2. ADMINISTRATION OF THE PLAN.

          (a) ADMINISTRATIVE COMMITTEE. Except as explicitly provided to the contrary, the Plan will be administered by an Administrative Committee (the "Committee"). Unless the Management Board of the Company determines otherwise, the members of the Committee will consist of those individuals nominated by the chief executive officer of the Company and approved by the Management Board of the Company. Any member may resign from the Committee upon written notice to the Management Board of the Company, and the Management Board of the Company may remove Committee members and appoint their successors at any time and from time to time. The members of the Committee will not be compensated for their services as Committee members.

          (b) ACTION OF THE COMMITTEE. Action of the Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Management Board of the Company. A member of the Committee who is a Participant may not vote on any question relating specifically to himself. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan.

          (c) POWERS AND DUTIES OF THE COMMITTEE. The Committee will have the full power, responsibility and discretion to administer the Plan and to construe and apply its provisions, including, without limitation, the power, responsibility and discretion to (i) resolve all questions relating to the right of a Participant to receive payments or other benefits under the Plan,
(ii) determine the amount of benefits payable to Participants and determine the time and manner in which such benefits are to be paid, (iii) engage any administrative, legal, accounting, clerical, or other services it deems appropriate in administering the Plan, (iv) construe and interpret the Plan, supply omissions from, correct deficiencies and resolve ambiguities or inconsistencies in, the language of the Plan, and adopt rules for the administration of the Plan which are not inconsistent with the terms of the Plan document as so construed and interpreted, and (v) resolve all questions of fact relating to any of the foregoing.

     4.3. CLAIMS PROCEDURE.

          (a) FILING OF CLAIMS. If a Participant does not receive the payments or other benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

          (b) ACTION ON CLAIM. Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

          (c) APPEAL OF ACTION ON CLAIM. A claimant may appeal a denial of his claim by requesting a review of the Committee's decision. The Committee may review its own decisions or, in one or more instances, may designate another person or entity to review Committee decisions and decide appeals under this claims procedure. An appeal must be submitted in writing within 60 days after the denial of the claim for benefits and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and
(iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the person designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or its designee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the committee or its designee, provided the Committee or its designee finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the committee or its designee will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or its designee on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or its designee denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

     4.4. SPECIAL PROCEDURAL RULES AS TO COMPUTATIONS OF PROFIT SHARING ACCOUNT
BALANCES.   Because of the complexity of the calculations required to compute
Prior Profit Sharing Account and Profit Sharing Account balances and Pre-Amendment Retirement Account and Retirement Account balances, and because of the importance of obligations under the Plan to the Company's strategic planning, there must be some finality to computations under the Plan. Accordingly, as a Participant, each individual agrees to the following procedures:

          (a) CALCULATION. The Committee or its designee will make all necessary calculations under the Plan using any reasonable method.

          (b) NOTICE TO PARTICIPANTS. The Committee will provide to each Participant a periodic notice of such Participant's Profit Sharing Account balances, as provided in Sections 5.3 and 5.4. Upon written request, the Committee will also supply a more detailed written summary.

          (c) FINALITY OF CALCULATIONS. Each Participant will be permitted to comment on the calculations for 60 days after the committee's mailing of the notice described above (or, if a more detailed summary is requested in writing within 60 days of such notice, within 60 days after the Committee's mailing of such a summary). If no comment is received within 60 days, the Committee's calculations will be considered final and completely binding on such Participant except for (i) adjustments recommended by the Company in response to changes in other persons' balances; and (ii) gross arithmetic errors (defined for this purpose to mean purely arithmetic errors having an effect on Participant's balance of $10,000 or more). All disputes hereunder will be governed by the claims procedure of Section 4.3.

     4.5. SOURCE OF FUNDS. All payments under the Plan will be paid from the general funds of the Company as employer of the Participants. Rights to payment or timing of payments, however, will be limited based on Current Earnings, Available Cash and solvency of the Profit Sharing Unit as provided in Section 3.2(c) and Section 3.3(d). The Company may enter into agreements with members of the TCC Group for reimbursement and indemnity of the Company.

     4.6. RETIRED PARTICIPANTS. For purposes of this Article IV,-each reference to "Participant" and "Profit Sharing Account" will be deemed to also refer to "Retired Participant" and "Retirement Account," respectively.

     4.7. ALLOCATION OF PAID-IN CAPITAL AND CAPITALIZATION NOTES. For purposes of this Plan, the amount of the Company's paid-in capital allocated to a Profit Sharing Unit will be the sum of the amount designated by the Management Board of the Company as being allocated to each Business Unit within the Profit Sharing Unit. The initial allocation of paid-in capital to each Business Unit and Profit Sharing Unit is set forth on Schedule 2. For purposes of this Plan, the amount of debt evidenced by a Capitalization Note allocated to each Profit Sharing Unit will be the sum of the amounts designated by the Management Board of the Company as being allocated to each Business Unit within that Profit Sharing Unit.
The initial allocation of debt under the Capitalization Notes to each Business Unit and Profit Sharing Unit is set forth on Schedule 1.

     4.8. DESIGNATION OF PSU LEADERS. The PSU Leader for each Profit Sharing Unit may be designated from time to time by the Management Board of the Company. In designating that person, the Management Board of the Company will consider the person who has direct responsibility for the operations of the Profit Sharing Unit. Each person designated as a PSU Leader will continue in that position until his successor is designated or his earlier resignation or withdrawal.

     4.9. INITIAL PROFIT SHARING UNITS. The initial Profit Sharing Units and 'each Business Unit and Project included therein are set forth on Schedule 3.


                          V. REPORTING TO PARTICIPANTS

     5.1. BUSINESS UNIT PERCENTAGES AND PROJECT PERCENTAGES. Participants will generally be notified in writing of their Business Unit Percentages for each Profit Sharing Period prior to or within a reasonable period after the first day of that Profit Sharing Period. The notice will be signed by the PSU Leader of the Profit Sharing Unit and will be acknowledged by the Secretary of the Administrative Committee to reflect approval by the chief executive officer of the Company. Participants will generally be notified in writing of their Project Percentages concurrently with notice of Business Unit Percentages. The notices will be in substantially the form of EXHIBIT A or such other form approved by the Committee.

     5.2. PROFIT SHARING ACCOUNT BALANCES. The Committee will provide to the Participant a periodic notice of his Profit Sharing Account balances, his Prior Profit Sharing Account balances and his Net Profit Sharing Account Balance. The notice will be in substantially the form of EXHIBIT B or such other form approved by the Committee. Upon written request, the Committee will supply a more detailed written summary. Such a summary might include, for example, a calculation of EBPS for each appropriate Business Unit and Project, a summary of distributions, and a summary of any other adjustments for each relevant Profit Sharing Unit.

     5.3. RETIREMENT ACCOUNT BALANCES. The Committee will provide to each Retired Participant a periodic notice of such Participant's Pre-Amendment Retirement Account balances and Retirement Account balances. The notice will be in substantially the form of EXHIBIT C or such other form approved by the Committee. Upon written request, the Committee will supply a more detailed written summary. Such a summary might include, for example, a calculation of EBPS for each appropriate Project, a summary of other adjustments, and a schedule for any remaining Basic Distributions.

                                VI. MISCELLANEOUS

     6.1. ERISA STATEMENT. The Plan is an employee pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. In the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan is not so exempt, the Management Board of the Company will take whatever action it determines in its discretion to be appropriate under the circumstances to prevent any violations of the applicable provisions of ERISA, including without limitation action to restrict eligibility to participate in the Plan, to pay to one or more Participants the full amount of their accrued benefits or to terminate the Plan.

     6.2. GOVERNING LAW. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of Texas.

     6.3. AMENDMENTS. The Plan may be amended at any time by the Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Management Board of the Company at any time, and any amendment adopted by the Management Board of the Company will supersede any prior or later amendment adopted by the Committee that is inconsistent with the action of the Management Board of the Company. Neither the termination of the Plan nor any amendment to the Plan will have the effect of decreasing the benefit of any Participant that has accrued as of the date of such action.

     6.4. ASSIGNMENT. The Profit Sharing Accounts and other rights granted under the Plan to a Participant shall not be transferable by a Participant except by will or the laws of descent and distribution.

                                   SCHEDULE 1

                       ALLOCATION OF CAPITALIZATION NOTES

                                   SCHEDULE 2

                          ALLOCATION OF PAID-IN CAPITAL

                                   SCHEDULE 3

                PROFIT SHARING UNITS, BUSINESS UNITS AND PROJECTS

                                                                       EXHIBIT A

                        EXAMPLE OF NOTICE TO PARTICIPANT
              OF BUSINESS UNIT PERCENTAGES AND PROJECT PERCENTAGES

                                     [DATE]

Participant

----------------------------------

----------------------------------

----------------------------------

          Re: Trammell Crow Company 1995 Profit Sharing Plan: Compensation Calculation Percentages

Dear Participant:

     This letter is to inform you of the Business Unit and Project Percentages that you have been assigned for purposes of calculating compensation amounts to be paid to you by Trammell Crow Company under the Trammell Crow Company Profit Sharing Plan ("Plan"). For the Plan year ending December 31, 19___, your Business Unit Percentages, if any, are as follows:

               Business Unit                 Percentage
               -------------                 ----------
               [BUS. UNIT NAME]              [X.XX%]

Your Project Percentages as of January 1, 19___, are listed on Schedule 1.

     If you have any questions, please contact me or the Administrative Committee of the Plan.

                                   Sincerely,


                                   [PROFIT SHARING UNIT CHIEF EXECUTIVE OFFICER]

ACKNOWLEDGED:


----------------------------------
[NAME OF SECRETARY]
Secretary, Administrative Committee
Trammell Crow Company 1995 Profit Sharing Plan

                                   SCHEDULE 1


                               [PARTICIPANT NAME]

                   Project Percentages as of January 1, 199___


          Project Name                       Project Percentage
          ------------                       ------------------
          [NAME OF PROJECT]                  [X.XX%]
          [NAME OF PROJECT]                  [Y.YY%]
          [NAME OF PROJECT]                  [Z.ZZ%]

                                                                       EXHIBIT B

                        EXAMPLE OF NOTICE TO PARTICIPANT
                       OF PROFIT SHARING ACCOUNT BALANCES


TO:       [NAME OF PARTICIPANT]

FROM: Administrative Committee of the Trammell Crow Company 1995 Profit Sharing Plan

SUBJECT:  Profit Sharing Account Balance
          [NAME OF ROC] Profit Sharing Unit

DATE:     ________________________, 19___

     The following is a summary of the computation of your (i) Profit Sharing Account balance for the Profit Sharing Unit within [NAME OF ROC] and (ii) your Net Profit Sharing Account Balance as of December 31, 19__:

 Beginning Profit Sharing Account Balance                    $
 Business Unit Increments
             [NAME OF UNIT]  $yyy,yyy  x  z.zz%   =            xx,xxx.xx
                               (EBPS)      (BU%)
             [REPEAT FOR EACH BUSINESS UNIT]
 Project Increments
             [NAME OF UNIT]  $yyy,yyy  x  z.zz%   =            xx,xxx.xx
                               (EBPS)     (BU%)
             [REPEAT FOR EACH BUSINESS UNIT]
 Distributions                                                (xx,xxx.xx)
 Other Adjustments                                             xx,xxx.xx
                                                             -----------
 Ending Profit Sharing Account Balance                       $ xx,xxx.xx
                                                             -----------
                                                             -----------
 Prior Profit Sharing Account Balance                          xx,xxx.xx
                                                             -----------
 Net Profit Sharing Account Balance                          $ xx,xxx.xx
                                                             -----------
                                                             -----------
                                                         (as of 12/31/__)

                                                                       EXHIBIT C

                    EXAMPLE OF NOTICE TO RETIRED PARTICIPANT
                         OF RETIREMENT ACCOUNT BALANCES

TO:       [NAME OF PARTICIPANT]

FROM: Administrative Committee of the Trammell Crow Company 1995 Profit Sharing Plan

SUBJECT:  Retirement Account Balance

DATE:     _______________, 19___

     The following is a summary of the computation of your (i) Retirement Account balance and (ii) Pre-Amendment Retirement Account balance for the Profit Sharing Unit within [NAME OF ROC] as of December 31, 19__:

 Beginning Retirement Account Balance                        $
 Adjustment for Project Increments
    [NAME OF PROJECT] $yyy,yyy  x  z.zz%   =                   xx,xxx.xx
                       (EBPS)       (P%)

    [REPEAT FOR EACH RELEVANT PROJECT]
 Adjustment for Delay in Payment                               xx,xxx.xx
 Distributions                                                (xx,xxx.xx)
 Other Adjustments                                             xx,xxx.xx
                                                             -----------
 Ending Retirement Account Balance                           $ xx,xxx.xx
                                                             -----------
                                                             -----------
                                                         (as of 12/31/__)
 Beginning Pre-Amendment Retirement Account Balance          $ xx,xxx.xx
    [NAME OF PROJECT] $yyy,yyy  x  z.zz%   =                   xx,xxx.xx
                        (EBPS)      (P%)

    [REPEAT FOR EACH RELEVANT PROJECT]
 Adjustment for Delay in Payment                               xx,xxx.xx
 Distributions                                               (xx,xxx.xx)
 Other Adjustments                                             xx,xxx.xx
                                                             -----------
 Ending Pre-Amendment Retirement Account Balance             $ xx,xxx.xx
                                                             -----------
                                                             -----------
                                                         (as of 12/31/__)








                                      2